Exhibit 99.1

cogint Announces 2016 Fourth Quarter and Full Year
Financial and Operating Results

Record Top-line Revenue, Profitability and Doubling of Adjusted EBITDA, Driven by
Increased Adoption of Solutions

Full Year 2016 Top-line Revenue at the Top End of Previously Issued Guidance
Increases Revenue Outlook for 2017

BOCA RATON, Fla. — (BUSINESS WIRE) – March 9, 2017 – Cogint, Inc. (NASDAQ: COGT), a leading provider of information and data-driven, performance marketing solutions, today reported record quarterly revenue of $54.2 million, net loss of $5.4 million and adjusted EBITDA of $6.3 million for the fourth quarter ended December 31, 2016, and revenue of $186.8 million, net loss of $29.1 million and adjusted EBITDA of $15.0 million for full year 2016.

Fourth Quarter Financial Highlights

For the three months ended December 31, 2016, as compared to the three months ended December 31, 2015:

-Total revenue increased to $54.2 million from $10.8 million.

-Information Services revenue increased to $16.2 million from $3.1 million.

-Performance Marketing revenue increased to $38.0 million from $7.7 million.

-Gross profit margin increased to 33% from 21%.

-Net loss improved to $5.4 million from a net loss of $32.6 million.

-Adjusted EBITDA improved to $6.3 million from a loss of $2.3 million.

For the three months ended December 31, 2016, as compared to the three months ended September 30, 2016:

-Total revenue increased to $54.2 million from $52.2 million.

-Information Services revenue increased to $16.2 million from $14.8 million.

-Performance Marketing revenue increased to $38.0 million from $37.4 million.

-Gross profit margin increased to 33% from 24%.

-Net loss improved to $5.4 million from a net loss of $9.7 million.

-Adjusted EBITDA increased to $6.3 million from $3.2 million.

Full Year Financial Highlights

For the year ended December 31, 2016, as compared to the year ended December 31, 2015:

-Total revenue increased to $186.8 million from $14.1 million.

-Information Services revenue increased to $55.4 million from $6.4 million.

-Performance Marketing revenue increased to $131.4 million from $7.7 million.

-Gross profit margin increased to 28% from 27%.

-Net loss improved to $29.1 million from a net loss of $84.5 million.

-Net cash provided by operating activities improved to $2.1 million from net cash used in operating activities of $10.7 million.

-Adjusted EBITDA improved to $15.0 million from a loss of $6.6 million.

Recent Business Highlights

Within our Information Services segment:

-Leveraging our Agile Audience Engine™, we now interact with over 800,000 consumers daily, generating more than 7 million consumer insights per day and 225 million insights monthly.

-Comprehensive database includes holistic views of greater than 95% of U.S. population, including unique data assets comprising 130 million self-reported consumer profiles up from 120 million, 224 million unique email addresses up from 150 million, across 75 million households, up from 63 million households.

-Increased demand for our targeted acquisition solutions, leveraging our unique ability to build custom audiences in real-time and deliver specific insights that support stronger ROI for our customers’ digital marketing executions.

-idiCORE™ continues to expand in the marketplace, landing key customer wins with head-to-head data tests against our competitors, and winning on speed, accuracy and price.

-Added thousands of users currently utilizing idiCORE in their daily workflow; these users represent a variety of industries within the risk management space, including financial services, law firms, collections, government and investigative companies.

Within our Performance Marketing segment:

-Increased profitability resulting from the maturing of strategic growth verticals, Mobile Apps and Career & Education, optimization of media spend, and activation of new media channels utilizing our rapidly growing first-party data asset.

-Powered by our Agile Audience Engine’s targeting capabilities, Mobile Apps generated revenue of $7.1 million in the fourth quarter 2016, a greater than 50% increase over third quarter 2016.

-Career & Education vertical, focused on the “Gig Economy” and providing performance marketing and recruitment solutions to some of the world’s fastest growing brands in ride sharing, food and beverage delivery and home and personal care, grew revenue to $3.3 million in the fourth quarter 2016, a greater than 25% increase over third quarter 2016.

-Increased activity on emerging mediums, delivering strong results for our clients by activating our data on new channels, including Social, Search and Programmatic, Email, Push Notifications, SMS and Call-based platforms.
-Successful launch of our new Pay Per Call ad format, receiving positive customer feedback and indication of adoption across a range of verticals.

“We are pleased to report an exceptional fourth quarter, concluding a very solid 2016. Our performance this quarter is the result of brilliant execution against various initiatives, strong demand for our solutions, and the operational leverage driving our business,” stated Derek Dubner, cogint’s CEO. “I am very proud of this team and we are very optimistic about 2017 and beyond.”

Based on the Company’s performance and forecast, the Company is raising its revenue outlook for 2017 to a range of $233 to $239 million. Previous guidance called for revenue to be in the range of $230 to $235 million.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, income tax (benefit) expenses, depreciation and amortization, share-based payments, and other adjustments, as noted in the table below.

Conference Call

Cogint, Inc. will host a conference call on Thursday, March 9, 2017 at 4:30 PM ET to discuss its 2016 fourth quarter and full year financial and operating results. To listen to the conference call on your telephone, please dial (844) 287-6625 for domestic callers or (574) 990-1020 for international callers and use passcode: 60496600. To access the live audio webcast, visit the cogint website at www.cogint.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (855) 859-2056 or (404) 537-3406 with the replay passcode 60496600. The replay will also be available for one week on the cogint website at www.cogint.com.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including our optimism and outlook for 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

COGINT, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(unaudited)

	December 31, 2016	December 31, 2015
ASSETS:

Current assets:
Cash and cash equivalents	$10,089	$13,462
Accounts receivable, net of allowance for doubtful accounts of $790 and $318 at December 31, 2016 and 2015, respectively	30,958	21,224
Prepaid expenses and other current assets	2,053	2,931

Total current assets	43,100	37,617
Property and equipment, net	1,350	1,062
Intangible assets, net	98,531	87,445
Goodwill	166,256	161,753
Other non-current assets	2,674	1,315

Total assets	$311,911	$289,192

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Trade accounts payable	$14,725	$8,863
Accrued expenses and other current liabilities	6,981	9,160
Deferred revenue	318	783
Current portion of long-term debt	4,135	2,250

Total current liabilities	26,159	21,056
Promissory notes payable to certain shareholders, net	10,748	9,618
Long-term debt, net	35,130	39,050
Contingent consideration payable in stock	10,225	—
Deferred tax liabilities	—	13,573

Total liabilities	82,262	83,297

Shareholders’ equity:
Convertible Series A preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 4,871,802 shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Convertible Series B preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 450,962 shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock—$0.0005 par value 200,000,000 shares authorized; 53,717,996 and 15,709,786 shares issued at December 31, 2016 and 2015, respectively; and 53,557,761 and 15,709,786 shares outstanding at December 31, 2016 and 2015, respectively	27	8
Treasury stock, at cost, 160,235 and 0 shares at December 31, 2016 and 2015, respectively	(531)	—
Additional paid-in capital	344,384	291,032
Accumulated deficit	(114,231)	(85,145)

Total shareholders’ equity	229,649	205,895

Total liabilities and shareholders’ equity	$311,911	$289,192

COGINT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share data)
(unaudited)

	Year Ended December 31,
	2016	2015	2014
Revenue	$186,836	$14,091	$817
Cost of revenues (exclusive of depreciation and amortization)	133,798	10,253	337

Gross profit	53,038	3,838	480
Operating expenses:
Sales and marketing expenses	16,296	2,925	325
General and administrative expenses	54,094	44,472	915
Depreciation and amortization	12,631	841	17
Write-off of intangible assets	4,055	—	—

Total operating expenses	87,076	48,238	1,257

Loss from operations	(34,038)	(44,400)	(777)
Other income (expense):
Interest expense, net	(7,593)	(468)	—
Contingent earn out costs	—	(14,300)	—
Other expenses, net	(1,497)	—	—

Total other expense	(9,090)	(14,768)	-

Loss from continuing operations before income taxes	(43,128)	(59,168)	(777)
Income taxes	(14,042)	(16,583)	(167)

Net loss from continuing operations	(29,086)	(42,585)	(610)
Discontinued operations:
Pretax loss from operations of discontinued operations	—	(1,236)	—
Pretax loss on disposal of discontinued operations	—	(41,095)	—
Income taxes	—	127	—

Net loss from discontinued operations	—	(42,458)	—
Less: Non-controlling interests	—	(508)	—

Net loss from discontinued operations attributable to cogint	—	(41,950)	-

Net loss attributable to cogint	$(29,086)	$(84,535)	$(610)

Loss per share
Basic and diluted
Continuing operations	$(0.65)	$(3.27)	$(0.14)
Discontinued operations	—	(3.22)	—

	$(0.65)	$(6.48)	$(0.14)

Weighted average number of shares outstanding -
Basic and diluted	44,536,906	13,036,082	4,501,041
Comprehensive (loss) income:
Net loss attributable to cogint	$(29,086)	$(84,535)	$(610)
Foreign currency translation adjustment:
Unrealized	—	(130)	—
Realized upon the disposal of discontinued operations	—	130	—

Net comprehensive loss	$(29,086)	$(84,535)	$(610)

COGINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)
(unaudited)

	Year Ended December 31,
	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,086)	$(84,535)	$(610)
Less: Loss from discontinued operations, net of tax	—	(41,950)	—
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,631	841	17
Non-cash interest expenses and related amortization	2,519	151	—
Share-based payments	29,249	34,160	23
Non-cash contingent earn out costs	—	14,300	—
Non-cash loss on exchange of warrants	1,273	—	—
Write-off of Purchased IP and capitalized litigation costs	4,055	—	—
Provision for bad debts	772	213	105
Deferred income tax benefit	(14,129)	(16,460)	(270)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(5,833)	(893)	(138)
Prepaid expenses and other current assets	2,095	(1,574)	(139)
Other non-current assets	(1,359)	(513)	(38)
Trade accounts payable	3,565	142	86
Accrued expenses and other current liabilities	(3,136)	1,642	414
Amounts due to related parties	—	(66)	52
Deferred revenue	(517)	306	24

Net cash provided by (used in) operating activities from continuing operations	2,099	(10,336)	(474)
Net cash used in operating activities from discontinued operations	—	(337)	—

Net cash provided by (used in) operating activities	2,099	(10,673)	(474)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(762)	(662)	(85)
Purchase of intangible assets	—	(250)	(27)
Capitalized costs included in intangible assets	(10,164)	(3,065)	(186)
Proceeds from reverse acquisition	—	3,569	—
Acquisition, net of cash acquired	(50)	(93,276)	(5,926)
Deposits as collateral	(1,050)	—	—

Net cash used in investing activities from continuing operations	(12,026)	(93,684)	(6,224)
Net cash used in investing activities from discontinued operations	—	(121)	—

Net cash used in investing activities	(12,026)	(93,805)	(6,224)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	10,079	59,180	12,694
Proceeds for debt obligations	—	55,000	—
Debt costs	(682)	(2,236)	—
Repayments of long-term debt	(2,250)	—	—
Taxes paid related to net share settlement of vesting of restricted stock units	(1,193)	—	—
Sale of treasury stock	600	—	—

Net cash provided by financing activities	6,554	111,944	12,694

Net (decrease) increase in cash and cash equivalents	$(3,373)	$7,466	$5,996
Cash and cash equivalents at beginning of period	13,462	5,996	—

Cash and cash equivalents at end of period	$10,089	$13,462	$5,996

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$3,795	$3	$—
Cash paid (refunded) for income taxes	$87	$(123)	$—
Share-based compensation expenses capitalized in intangible assets	$1,154	$363	$—
Issuance of common stock to a vendor for services rendered	$146	$—	$—
Fair value of acquisition consideration:
- the reverse acquisition with Tiger Media	$—	$44,112	$—
- Fluent acquisition	$—	$123,766	$—
- Q Interactive acquisition	$21,431	$—	$—
Warrants issued in relation to the term loan	$492	$1,586	$—
Series B Preferred issued in relation to the promissory notes	$—	$413	$-

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, income tax benefit, depreciation and amortization, share-based payments, and other adjustments, as noted in the unaudited tables below.

	Year Ended December 31,
(In thousands)	2016	2015	2014
Net loss attributable to cogint	$(29,086)	$(84,535)	$(610)
Net loss from discontinued operations attributable to cogint	—	41,950	—
Interest expense, net	7,593	468	—
Income tax benefit	(14,042)	(16,583)	(167)
Depreciation and amortization	12,631	841	17
Share-based payments	29,249	34,160	23
Contingent earn out costs	—	14,300	—
Non-cash loss on exchange of warrants	1,273	—	—
Write-off of Purchased IP and capitalized litigation costs	4,055	—	—
Acquisition-related costs	488	1,268	182
Non-recurring legal and litigation costs	2,588	1,483	165
Non-recurring fund raising costs	224	—	—

Adjusted EBITDA	$14,973	$(6,648)	$(390)

	Three Months Ended
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015
Net loss attributable to cogint	$(5,386)	$(9,744)	$(32,639)
Interest expense, net	2,032	1,880	465
Income tax benefit	(2,523)	(4,493)	(16,724)
Depreciation and amortization	3,519	3,507	708
Share-based payments	7,308	7,318	30,508
Contingent earn out costs	—	—	14,300
Write-off of Purchased IP and capitalized litigation costs	—	4,055	—
Acquisition-related costs	57	(146)	891
Non-recurring legal and litigation costs	1,095	779	235
Non-recurring fund raising costs	224	—	—

Adjusted EBITDA	$6,326	$3,156	$(2,256)

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization and the non-cash effect of share-based payments.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Media and Investor Relations Contact:
Cogint, Inc.
Jordyn Kopin
Director, Investor Relations
646-356-8469
JKopin@cogint.com